Exhibit (n)(1)

BMO FUNDS, INC.

AMENDED AND RESTATED MULTIPLE CLASS PLAN

This Multiple Class Plan (“Plan”) is adopted on August 13, 2014 by the Board of Directors of BMO Funds, Inc. (the “Corporation”), a Wisconsin corporation, with respect to the classes of shares (“Classes”) of certain of its portfolios (the “Funds”) set forth in exhibits hereto (the “Class Exhibits”).

1.	PURPOSE

This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Rule”), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.	SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

The arrangements for shareholder services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.	EXPENSE ALLOCATIONS

Each Class shall be allocated their allocable portion of Fund-level and Corporation-level expenses. Each Class shall be allocated those expenses attributable specifically to the Class, which are described in the applicable Class Exhibit hereto (“Class Expenses”). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors’ fees incurred as a result of issues relating to one Class of shares.

4.	CONVERSION FEATURES

The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.	EXCHANGE FEATURES

The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.	AMENDMENT

Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.

EXHIBIT A

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS Y SHARES

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO LGM Emerging Markets Equity Fund

BMO TCH Core Plus Bond Fund

BMO TCH Corporate Income Fund

BMO Mortgage Income Fund

BMO TCH Intermediate Income Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Monegy High Yield Bond Fund

BMO Pyrford Global Strategic Return Fund

BMO Pyrford International Stock Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

BMO Small-Cap Core Fund

BMO Pyrford Global Equity Fund

BMO Multi-Asset Income Fund

BMO Global Natural Resources Fund

Effective December 27, 2013

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class Y Shares are primarily designed for sale to retail customers and others who prefer to invest in open-end investment company securities without a sales load.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

MINIMUM INVESTMENTS

The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

VOTING RIGHTS

Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

3.	CONVERSION FEATURES

Class Y Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class Y Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class Y shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange. These requirements are described from time to time in a Fund’s prospectus or statement of additional information.

EXHIBIT B

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS I SHARES

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO LGM Emerging Markets Equity Fund

BMO TCH Core Plus Bond Fund

BMO TCH Corporate Income Fund

BMO Mortgage Income Fund

BMO TCH Intermediate Income Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Monegy High Yield Bond Fund

BMO Pyrford Global Strategic Return Fund

BMO Pyrford International Stock Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

BMO Small-Cap Core Fund

BMO Pyrford Global Equity Fund

BMO Multi-Asset Income Fund

BMO Global Natural Resources Fund

BMO Alternative Strategies Fund

Effective December 15, 2014

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class I Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class I Shares are designed for sale to institutional investors and employees of BMO Financial Corp. and/or its affiliates (“BMO Employees”).

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

MINIMUM INVESTMENTS

The minimum initial investment in Class I Shares of the BMO Prime Money Market Fund, the BMO Government Money Market Fund and the BMO Tax-Free Money Market Fund is $10 million.

The minimum initial investment in Class I Shares of each other Fund is $2 million.

The minimum initial investment amounts in Class I Shares of each Fund do not apply to BMO Employees.

VOTING RIGHTS

Each Class I Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

If a shareholder’s investment in the Class I Shares of a Fund falls below the minimum investment for such Fund as set forth above, the Corporation may, in its discretion, convert the shareholder’s Class I Shares to Class Y Shares of the same Fund.

4.	EXCHANGE FEATURES

Class I Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class I shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange. These requirements are described from time to time in a Fund’s prospectus or statement of additional information.

EXHIBIT C

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS A SHARES

BMO Low Volatility Equity Fund

BMO Dividend Income Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Small-Cap Core Fund

BMO Small-Cap Value Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

BMO Pyrford Global Equity Fund

BMO Pyrford Global Strategic Return Fund

BMO Pyrford International Stock Fund

BMO Global Natural Resources Fund

BMO LGM Emerging Markets Equity Fund

BMO TCH Emerging Markets Bond Fund

BMO Ultra Short Tax-Free Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Intermediate Tax-Free Fund

BMO Mortgage Income Fund

BMO TCH Intermediate Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO Monegy High Yield Bond Fund

BMO Multi-Asset Income Fund

BMO Alternative Strategies Fund

Effective December 15, 2014

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class A Shares are primarily designed for sale to retail customers and others who prefer to receive consultation services in connection with their investment in open-end investment company securities.

SALES LOAD

5.00% - Equity Funds, Global and International Funds (excluding the TCH Emerging Markets Bond Fund), and Alternative Strategies Fund.

3.50% - Fixed Income Funds (excluding Ultra Short Tax-Free Fund, Short Tax-Free Fund and Short-Term Income Fund) and TCH Emerging Markets Bond Fund.

2.00% - Ultra Short Tax-Free Fund, Short Tax-Free Fund, and Short-Term Income Fund.

DISTRIBUTION FEES

0.25 of 1% of the average daily net asset value of the Class A Shares of each Fund.

SHAREHOLDER SERVICES FEES

None

MINIMUM INVESTMENTS

The minimum initial investment in Class A Shares is $1,000. Subsequent investments must be in amounts of at least $50.

VOTING RIGHTS

Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

Distribution fees are allocated equally among the Class A Shares of the Fund.

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

Class A Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class A Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class A shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange. These requirements are described from time to time in a Fund’s prospectus or statement of additional information.

EXHIBIT D

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS R-3 SHARES

BMO Mid-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Small-Cap Value Fund

BMO Pyrford International Stock Fund

Effective May 27, 2014

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class R-3 Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class R-3 Shares are designed for sale to fee-based programs or through retirement plan intermediaries.

SALES LOAD

None

DISTRIBUTION FEES

0.50 of 1% of the average daily net asset value of the Class R-3 Shares of each Fund.

SHAREHOLDER SERVICES FEES

None

VOTING RIGHTS

Each Class R-3 Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

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2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

Distribution fees are allocated equally among the Class R-3 Shares of the Fund.

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

Class R-3 Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class R-3 Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class R-3 shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange. These requirements are described from time to time in a Fund’s prospectus or statement of additional information.

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EXHIBIT E

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS R-6 SHARES

BMO Mid-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Small-Cap Value Fund

BMO Pyrford International Stock Fund

Effective May 27, 2014

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class R-6 Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class R-6 Shares are designed for sale to fee-based programs or through retirement plan intermediaries.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

None

VOTING RIGHTS

Each Class R-6 Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

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2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

Class R-6 Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class R-6 Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class R-6 shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange, which are described from time to time in a Fund’s prospectus or statement of additional information.

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